February 20, 2013 Year End 2012 Earnings Conference Call EXHIBIT 99.3

Safe Harbor Statement The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, increased thefts of electricity and gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the uncertainties of successful exploration of unconventional gas and oil resources and challenges in estimating gas and oil reserves with certainty; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2011 Forms 10-K and 2012 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric. Cautionary Note – The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in DTE Energy’s 2011 Form 10-K, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain this Form from the SEC by accessing its website at www.sec.gov or by calling 1-800-SEC-0330. 2

Participants • Gerry Anderson – Chairman, President and CEO • Dave Meador – Executive Vice President and CFO • Peter Oleksiak – Senior Vice President of Finance • Dan Brudzynski – Vice President, Treasurer & Investor Relations • Anastasia Minor – Director, Investor Relations 3

• 2012 Accomplishments • Long-Term Growth Update • Financial Update 4

DTE Energy System of Priorities 5

2012 Accomplishments 6 • Continuous improvement driven deeper into organization o Maintained utility O&M below 2005 levels o Intensive continuous improvement employee training and development program enables rate affordability and customer service improvements Continuous Improvement Employee Engagement Customer Satisfaction • Higher employee engagement o Six consecutive years of increased Gallup scores o Achieved Gallup first quartile* ranking for the first time (78th percentile) • Moved from bottom end of peer group 6 years ago to near top in J.D. Power customer satisfaction rankings** at both utilities • Reduced MPSC complaints by 50% since 2006 (12.5% reduction in 2012) • Legislation to create Low Income Self Sufficiency Plan * Source: 2012 Gallup Overall Company Ranking ** Source: J.D. Power and Associates 2012 Gas/Electric Utility Residential Customer Satisfaction StudySM ; J.D. Power and Associates 2013 Electric Utility Business Customer Satisfaction Study SM

7 Financial Growth / Value • DTE Energy 2012 Operating EPS* of $3.94 compared to original EPS guidance midpoint of $3.80 • Earned allowed ROE at electric and gas utilities • Increased annual dividend 5.5% to $2.48 per share •Gratiot and Thumb wind parks online (212 MW) with construction underway at Echo wind park (110 MW) • Significant progress on new non-utility growth platforms • Bluestone Pipeline in operation; NEXUS Gas Transmission under development and positioned as next growth platform • Reduced Emissions Fuel from start-up to substantial contributor Political / Regulatory • Solid political and regulatory context continues to support utility investments • Clear strategy for future rate case deferral at both utilities 2012 Accomplishments (continued) * Reconciliation to GAAP reported earnings included in the appendix

Detroit Edison MichCon DTE Electric DTE Gas We are transitioning to one DTE Energy brand for our two utilities 8

• 2012 Accomplishments • Long-Term Growth Update • Financial Update 9

2008A 2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E $3.80 10 Targeting 5% - 6% operating EPS* growth from original 2012 guidance midpoint of $3.80 * Reconciliation to GAAP reported earnings included in the appendix; 2008 – 2012 operating EPS adjusted for Unconventional Gas Production discontinued operations $3.33 $3.94 $4.00 $3.75 $3.64 Dividend per share 5.4% CAGR 2009-2012 (Annualized) $2.12 $2.18 $2.32 $2.42 Operating EPS* 7% CAGR 2008-2013 Guidance Midpoint $2.12 $2.83 (dollars)

Michigan economic indicators highlight continued recovery 11 Ranked Michigan #1 for job growth Ranked Michigan #2 in Economic Health Michigan #7 up from #49 on Corporate Income Tax ranking 2009 2010 2011 2012 2013E 1,144 1,578 1,912 2,249 2,376 Increased Auto Production (000s) 2009 2010 2011 2012 2013E 13.4% 12.6% 10.3% 8.9% 8.3% Lower Unemployment Rate 2009 2010 2011 2012 2013E 6.7 8.7 9.8 11.8 15.5 Housing Starts Up (000s) Source: Auto and housing statistics from IHS; unemployment rate from Bureau of Labor Statistics with forecast from DTE Energy Rated Metro Detroit #3 in Annual Home Price Gains Michigan on the SHORT LIST for MORE projects Magazine

12 Our electric utility is making significant investments in three key growth areas through 2017 Base Infrastructure $4.7 billion Renewable Energy & Energy Efficiency $500 million Environmental Compliance $1.2 billion • Investments to meet evolving environmental requirements • $335 million investment in 2013 on emission controls and dry sorbent injection technology • Investments to ensure reliability of plants and distribution systems • $1,020 million investment in 2013; increased focus on distribution system improvements • Renewable generation to meet 10% Michigan standard by 2015 • $200 million investment in 2013

13 Gratiot Wind Energy 212 MW Wind online March 2012 102 MW (64 turbines) owned and operated by DTE Electric ~$240 million capital investment Echo Wind Park 110 MW Wind 2013 Construction; In-service 4Q 2013 ~$250 million capital investment Two wind parks successfully came online in 2012 with construction underway on a third park Thumb Wind Parks 110 MW Wind online December 2012 ~$250 million capital investment

Main Renewal, Meter Move-Out & Pipeline Integrity $400 million Base Infrastructure $650 million 14 Our gas utility continues to make reliability and pipeline integrity investments through 2017 • Capital recovered through proposed Infrastructure Recovery Mechanism • $70 million investment in 2013 • Strengthen and expand distribution system • $150 million investment in 2013

2015 2014 Both utilities have strategies to delay rate case filings while maintaining financial health and customer affordability 2013 15 • Continued cost control in 2013 and beyond • Amortize former revenue decoupling regulatory liability* to income • Securitization surcharge** ends; headroom for new base rates • Settlement order in 2012 with proposed Infrastructure Recovery Mechanism (IRM) order expected by April 2013 • IRM and continued cost control could delay need for new rates * $127 million revenue decoupling mechanism ** ~$300 million Fermi 2 securitization bond surcharge Electric Strategy “Bridge to 2015” Gas Strategy “Recover infrastructure investment”

The Governor will recommend changes to Michigan’s energy policy in December following a year-long review 16 • Seven public forums will be held throughout the state hosted by MPSC Chairman and Michigan Energy Office Director • DTE will present at the Detroit public forum on March 25th • Draft reports issued for public feedback • Final reports released; informational only • Governor’s policy recommendations • DTE will actively participate in the process through a formal written report / testimony • We are confident the process will be successful for the state and productive for DTE Energy February - April October - November December 2013

Gas Storage & Pipelines is developing an asset portfolio with multiple growth platforms 17

18 Gas Storage & Pipelines platforms drive growth through new projects and expansions Wood-fired Plant Cassville, WI Storage & Vector Platforms • Includes Michigan storage facilities and Vector pipeline • Completed 1 Bcf storage expansion in 2012 • Investigating Vector expansions related to NEXUS project Bluestone Pipeline • Southern portion and related gathering in-service November 2012 • Northern portion in-service 1Q 2013 • Expanded gathering opportunities could increase investment to $500 million Millennium Pipeline & Expansions • 0.3 Bcf capacity expansions underway • Expansions in-service 1Q 2013 and 4Q 2013 Marcellus Platform Utica Platform Gas Storage and Vector Pipeline NEXUS Gas Transmission Bluestone Pipeline Proposed NEXUS Gas Transmission • ~ $1.5 billion investment; DTE ~ $500 million • Non-binding open season closed November 30, 2012; healthy interest expressed • In-service target of late 2016; provides next growth platform as Marcellus matures

Power & Industrial Projects delivers growth through utility-like business lines

DTE Energy

Industrial Energy Services



Coke Battery - Detroit, MI

- Coke and pulverized coal production for steel customers
- On-site energy services at industrial sites; 33 projects in 11 states
    - Completed on-site energy portfolio acquisition in 2012

Renewable Energy



Wood-fired Plant, Mt. Poso

- Own 5 wood-fired power plants
    - 4 operational
    - 1 in construction; in-service 2013
- 21 landfill gas projects

Reduced Emissions Fuel



Reduced Emissions Fuel Plant

- Reduced Emissions Fuel (REF) reduces mercury and NOx emissions from coal-fired plants
- Total of 9 REF units in-service
    - 6 in operation
    - 7th sited; in operation mid-2013
    - Negotiating with host sites for last 2 relocations in 2013

19

• 2012 Accomplishments • Long-Term Growth Update • Financial Update 20

DTE Energy 2012 Operating Earnings Per Share* Gas Storage & Pipelines $0.36 $3.94 Power & Industrial Projects $0.30 * Reconciliation to GAAP reported earnings included in the appendix Energy Trading $0.07 21 Note: Unconventional Gas Production had 2012 reported earnings per share of ($0.33), but was classified as a discontinued operation as of 12/31/2012 and is therefore excluded from operating earnings Corporate & Other ($0.27) DTE Gas $0.67 Non-Utility $0.73 DTE Electric $2.81

DTE Electric 443$ 483$ 40$ DTE Gas 110 115 5 Gas Storage & Pipelines 57 61 4 Power & Industrial Projects 38 52 14 Energy Trading 52 12 (40) Corporate & Other (64) (47) 17 DTE Energy 636$ 676$ 40$ Operating EPS 3.75$ 3.94$ 0.19$ Avg. Shares Outstanding 170 172 22 DTE Energy 2012 Operating Earnings Variance Operating Earnings* (millions, except EPS) 2011** 2012 Change * Reconciliation to GAAP reported earnings included in the appendix ** For comparative purposes, 2011 operating earnings excludes Unconventional Gas Production segment that was classified as a discontinued operation on 12/31/2012 DTE Electric • Warm summer weather absent revenue decoupler in 2012 and renewables growth partially offset by reinvestment O&M expenses DTE Gas • Continuous improvement of distribution system driving lowered lost gas expense and one-time items partially offset by record mild winter weather Non-Utility • Gas Storage & Pipelines due to higher storage and transportation revenues • Power & Industrial driven by REF growth • Energy Trading driven by market opportunities in 2011, not repeated in 2012 Corporate & Other • Primarily driven by lower interest expense in 2012 Drivers

DTE Energy 2013 Operating Earnings Guidance 2013 Drivers * Reconciliation to GAAP reported earnings included in the appendix 2013 Guidance* 2012 Actuals* 23 (millions, except EPS) DTE Electric Renewables growth, continued cost control and normal weather $483 $475 - $485 DTE Gas Normal weather and full year rate increase offset by 2012 one-time items 115 113 - 118 Gas Storage & Pipelines Bluestone Pipeline in-service and expansion of Millennium 61 62 - 67 Power & Industrial Projects Earnings growth from REF and renewable energy projects 52 60 - 70 Energy Trading Planning for comparable market opportunities 12 10 - 30 Corporate & Other (47) (46) Lower interest expense and taxes DTE Energy Operating EPS Avg. Shares Outstanding $676 $3.94 172 $674 - $724 $3.85 - $4.15 175

24 DTE Energy 2012 Cash Flow Actuals Cash Flow Summary (billions) Drivers • Cash from operations increased due to surcharge collections partially offset by higher corporate income tax payments • Higher capital spending primarily due to Bluestone project at Gas Storage & Pipelines and on-site energy portfolio acquisition at Power & Industrial Projects • Unconventional Gas business sold in Q4 2012 2011 2012 Cash From Operations* $2.0 $2.2 Capital Spending (1.6) (2.1) Free Cash Flow $0.4 $0.1 Asset Sales - 0.3 Dividends (0.4) (0.4) Net Cash $0.0 $0.0 Debt Financing: Issuances $1.4 $0.8 Redemptions (1.4) (0.8) Change in Debt $0.0 $0.0 * Includes $0.2 billion of equity issued for employee benefit programs in 2012

2012 2013 Actual Guidance Cash From Operations* $2.2 $1.8 Capital Spending (2.1) (2.2) Free Cash Flow $0.1 ($0.4) Asset Sales 0.3 - Dividends (0.4) (0.4) Net Cash $0.0 ($0.8) Debt Financing: Issuances $0.8 $1.6 Redemptions (0.8) (0.8) Change in Debt $0.0 $0.8 DTE Energy 2013 Cash Flow Guidance Cash Flow Summary (billions) • 2013 cash from operations decrease due to higher benefit plan contributions, higher gas inventory purchases and lower surcharge collections • Unconventional Gas business sale in 2012 led to higher asset sales 25 2013 Drivers * Includes $0.2 billion and planned $0.3 billion of equity issued for employee benefit programs in 2012 and 2013, respectively.

DTE Energy 2013 Capital Expenditure Guidance 2012 2013 Actual Guidance DTE Electric Operational $823 $1,020 Environmental 161 335 Renewable Energy 246 200 $1,230 $1,555 DTE Gas Operational $172 $150 Main Renewal / Meter Move-out 48 70 $220 $220 $594 $400 Total $2,044 $2,175 Non-Utility Capital Expenditures Summary (millions) DTE Electric • Increased investment in operational capital for improved generation and distribution reliability • Higher environmental capital to meet 2015 compliance DTE Gas • Higher capital for main renewal and meter relocation projects Non-Utility • 2013 capital investment driven by Bluestone pipeline and related gathering and various Power & Industrial projects 26 2013 Drivers

2012 2013E 27 *Debt excludes securitization, a portion of DTE Gas’ short-term debt, and considers 50% of the Junior Subordinated Notes as equity • A strong balance sheet remains a key priority • Series of credit improvements o Moody’s upgraded DTE Energy, DTE Electric and DTE Gas in February 2013 o Fitch upgraded DTE Gas in January 2013, after upgrading both DTE Electric and DTE Gas in January 2012 • Leverage and cash flow metrics within targeted ranges • Issued $180 million of equity in 2012 o Targeting $300 million of equity in 2013 • Refinanced $450 million of debt in 2012, generating annual interest savings of over $8 million • $1.6 billion of available liquidity as of December 31, 2012 Leverage* Funds from Operations / Debt* 2012 2013E 50% 50% Target 50% - 52% 22% 22% Target 21% - 22% Strong Balance Sheet Supports Growth

5%-6% Average Annual EPS Growth Attractive Dividend Investment Thesis DTE Energy has a plan it believes will provide 5% - 6% long-term operating EPS growth, an attractive dividend yield and a strong balance sheet – Utility growth plan driven by mandated investments – Constructive regulatory structure and continued cost savings enable utilities to earn their authorized returns – Plans in place to achieve operational excellence and customer satisfaction that are distinctive in our industry, with a focus on customer affordability – Meaningful, low-risk growth opportunities in non- utility businesses continue to provide diversity in earnings and geography 28 Save the Date: May 1st - DTE Energy Analyst Meeting in New York

Contact Us DTE Energy Investor Relations www.dteenergy.com/investors (313) 235-8030 29

Appendix

31 DTE Electric Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix $443 $45 (millions) Operating Earnings* Variance $483 • Warm weather absent revenue decoupler in 2012 • Growth in renewables projects • O&M reinvestment into plant reliability and preventative maintenance Drivers $14 $1 ($20)

32 DTE Gas Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix $110 ($27) (millions) Operating Earnings* Variance $115 Drivers $3 • Unusually warm weather in 1Q 2012 and colder than normal weather in 1Q 2011 • Continuous improvement of distribution system driving lower lost gas expense • One-time items primarily due to revenue decoupler reconciliation true-up in 2Q 2012 and decrease in operating expenses due to lower sales from warm weather $19 $10

Reduced Emissions Fuel growth driven by relocations and continued optimization

DTE Energy

(millions)

Earnings Contribution*


2012
~$40
2013 E
~$50
2014 - 2017 E
$60 - $65

2012
- Operations and volume on target at five placed units
- One unit successfully relocated by year end

2013 E
- One unit sited; in operation mid-2013
- Negotiating with host sites for two additional relocations
- Optimize existing operations

2014 - 2017 E
- Continued optimization of operations
- Potential for increased volume through additional relocations

33

* after-tax earnings contribution before allocation of overheads

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income ** Consists of the income statement effect of the timing of recognition of the fair value of derivative contracts for accounting vs. economic purposes and not recognizing changes in the fair value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission, and storage. These contracts are not marked-to-market, instead are recognized for accounting purposes on an accrual basis (millions) FY 2012 Economic Net Income Accounting Adjustments** FY 2012 Operating Earnings* $21 $33 • Economic net income equals economic gross margin*** minus O&M expenses and taxes. • DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors. • Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget. * Reconciliation to GAAP reported earnings included in the appendix *** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs Energy Trading Operating Earnings* Realized Unrealized O&M / Other 2011 2012 $71 $57 5 28 (47) (50) (millions, after-tax) $52 $12 $52 ($6) $46 FY 2011 Operating Earnings* FY 2011 Economic Net Income Accounting Adjustments** 34 $12

Reconciliation of 2012 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2012		Net Income ($ millions)						
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 610	$ 483	$ 115	$ 61	$ 42	$ 12	$ (47)	$ (56)
Coke oven gas settlement	7	-	-	-	7	-	-	-
Loss on sale of coal transloading terminal and Petroleum coke mill impairment	3	-	-	-	3	-	-	-
Discontinued Operations of Unconventional Gas	56	-	-	-	-	-	-	56
Operating Earnings	$ 676	$ 483	$ 115	$ 61	$ 52	$ 12	$ (47)	$ -

2012		$EPS						
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.55	$ 2.81	$ 0.67	$ 0.36	$ 0.24	$ 0.07	$ (0.27)	$ (0.33)
Coke oven gas settlement	0.04	-	-	-	0.04	-	-	-
Loss on sale of coal transloading terminal and Petroleum coke mill impairment	0.02	-	-	-	0.02	-	-	-
Discontinued Operations of Unconventional Gas	0.33	-	-	-	-	-	-	0.33
Operating Earnings	$ 3.94	$ 2.81	$ 0.67	$ 0.36	$ 0.30	$ 0.07	$ (0.27)	$ -

35

Reconciliation of 2011 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2011 — Net Income ($ millions)

2011	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 711	$ 434	$ 110	$ 57	$ 38	$ 52	$ 23	$ (3)
Michigan Corporate Income Tax Adjustment	(87)	-	-	-	-	-	(87)	-
Fermi 1 Asset Retirement Obligation	9	9	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	3	-	-	-	-	-	-	3
Operating Earnings	$ 636	$ 443	$ 110	$ 57	$ 38	$ 52	$ (64)	$ -

2011 — $EPS

2011	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 4.18	$ 2.55	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ 0.13	$ (0.02)
Michigan Corporate Income Tax Adjustment	(0.50)	-	-	-	-	-	(0.50)	-
Fermi 1 Asset Retirement Obligation	0.05	0.05	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.02	-	-	-	-	-	-	0.02
Operating Earnings	$ 3.75	$ 2.60	$ 0.65	$ 0.34	$ 0.22	$ 0.31	$ (0.37)	$ -

36

Reconciliation of 2010 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2010 — Net Income ($ millions)

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 630	$ 441	$ 127	$ 51	$ 85	$ 6	$ (72)	$ (8)
Performance Excellence Process - Cost to Achieve Deferral*	(20)	-	(20)	-	-	-	-	-
Settlement with Detroit Thermal	(3)	(3)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	8	-	-	-	-	-	-	8
Operating Earnings	$ 615	$ 438	$ 107	$ 51	$ 85	$ 6	$ (72)	$ -

2010 — $EPS

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.74	$ 2.62	$ 0.75	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ (0.04)
Performance Excellence Process - Cost to Achieve Deferral*	(0.12)	-	(0.12)	-	-	-	-	-
Settlement with Detroit Thermal	(0.02)	(0.02)	-	-	-	-	-	-
Discontinued Operations of Unconventional Gas	0.04	-	-	-	-	-	-	0.04
Operating Earnings	$ 3.64	$ 2.60	$ 0.63	$ 0.30	$ 0.50	$ 0.04	$ (0.43)	$ -

* Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

37

Reconciliation of 2009 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2009 — **Net Income ($ millions)**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 532	$ 376	$ 80	$ 49	$ 31	$ 75	$ (73)	$ (6)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(13)	-	(13)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	13	-	13	-	-	-	-	-
Chrysler Bad Debt	5	4	-	-	1	-	-	-
General Motors Bad Debt	3	-	-	-	3	-	-	-
Antrim Hedge	3	-	-	-	-	-	3	-
Discontinued Operations of Unconventional Gas	6	-	-	-	-	-	-	6
Operating Earnings	$ 549	$ 380	$ 80	$ 49	$ 35	$ 75	$ (70)	$ -

2009 — **$EPS**

	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.
Reported Earnings	$ 3.24	$ 2.28	$ 0.49	$ 0.30	$ 0.19	$ 0.46	$ (0.45)	$ (0.03)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(0.08)	-	(0.08)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	0.08	-	0.08	-	-	-	-	-
Chrysler Bad Debt	0.03	0.02	-	-	0.01	-	-	-
General Motors Bad Debt	0.02	-	-	-	0.02	-	-	-
Antrim Hedge	0.01	-	-	-	-	-	0.01	-
Discontinued Operations of Unconventional Gas	0.03	-	-	-	-	-	-	0.03
Operating Earnings	$ 3.33	$ 2.30	$ 0.49	$ 0.30	$ 0.22	$ 0.46	$ (0.44)	$ -

38

Reconciliation of 2008 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2008		Net Income ($ millions)							
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 546	$ 331	$ 85	$ 38	$ 40	$ 42	$ (97)	$ 87	$ 20
Performance Excellence Process	6	-	4	-	1	1	-	-	-
Core Barnett Sale	(81)	-	-	-	-	-	-	(81)	-
Antrim hedge	13	-	-	-	-	-	13	-	-
Barnett Lease impairment	5	-	-	-	-	-	-	5	-
Crete Sale - Tax True up	2	-	-	-	-	-	2	-	-
Synfuel Discontinued Operations	(20)	-	-	-	-	-	-	-	(20)
Discontinued Operations of Unconventional Gas	(11)	-	-	-	-	-	-	(11)	-
Operating Earnings	$ 460	$ 331	$ 89	$ 38	$ 41	$ 43	$ (82)	$ -	$ -

2008		$EPS							
	DTE Energy	DTE Electric	DTE Gas	Gas Storage & Pipelines	Power & Indust. Projects	Energy Trading	Corporate & Other	Unc. Gas Prod.	Syn Fuel
Reported Earnings	$ 3.34	$ 2.03	$ 0.52	$ 0.23	$ 0.25	$ 0.26	$ (0.60)	$ 0.53	$ 0.12
Performance Excellence Process	0.05	-	0.03	-	0.01	0.01	-	-	-
Core Barnett Sale	(0.50)	-	-	-	-	-	-	(0.50)	-
Antrim hedge	0.08	-	-	-	-	-	0.08	-	-
Barnett Lease impairment	0.03	-	-	-	-	-	-	0.03	-
Crete Sale - Tax True up	0.01	-	-	-	-	-	0.01	-	-
Synfuel Discontinued Operations	(0.12)	-	-	-	-	-	-	-	(0.12)
Discontinued Operations of Unconventional Gas	(0.06)	-	-	-	-	-	-	(0.06)	-
Operating Earnings	$ 2.83	$ 2.03	$ 0.55	$ 0.23	$ 0.26	$ 0.27	$ (0.51)	$ -	$ -

39

Reconciliation of Other Reported to Operating Earnings Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides guidance for future period operating earnings. It is likely that certain items that impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. 40